Exhibit 10.124

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER

ASSIGNMENT AND BILL OF SALE OF OIL AND GAS LEASE

State:	TEXAS

County:	RUSK

Grantor:	ROBERTSON ENERGY RESOURCES LTD, 4828 S. Broadway PMB 236, Tyler, TX 75703

Grantee:	ENERGYTEC, INC, 14785 Preston Road, Ste. 550, Dallas, TX 75254

Effective Date:	NOVEMBER 1, 2004

Grantor, named above, is the owner of the leases described below (the “Lands”) located in the county and state named above:

A part of the Daniel Clark Survey A-162 in Rusk County, Texas, and being a part of that certain Oil And Gas Lease dated, September 12, 1930, from J. M. Mayfield and wife M. L. Mayfield to Corona Petroleum Co., recorded in Volume 153 at Page 27 of the Official Public Records of Gregg County, Texas. INSOFAR AND ONLY INSOFAR ONLY as the lease and interest as described herein, cover, affect, apply to or are otherwise attributable to the following described well or used or useful in connection with the operation of such well or the production of hydrocarbons therefrom to wit:

J. M. MAYFIELD LEASE WELL #1 (WELL BORE ONLY)

NET REVENUE INTEREST: 75%

WORKING INTEREST: 100%

RRC # 06423, DISTRICT 6E

API 40180833

For adequate consideration, Grantor grants, sells, and quit claims to Grantee, named above, without warranty of title or any warranty or representations of fitness for a particular purpose, express or implied, all rights, equipment, machinery, and fixtures which are located on the Lands attributive to the Oil, Gas and Mineral Lease.

This Assignment and Bill of Sale is made subject to all terms and conditions of the oil, gas, and mineral lease,

1. This Assignment is accepted subject to, and Assignee agrees to assume and perform, any and all of the liabilities and obligations, or alleged or threatened liabilities and obligations, of Assignor under the Interests and existing oil and gas leases, assignments, operating agreements, product purchase and sale contracts, leases, permits, rights-of-way, licenses, easements, options, orders, and any other agreements or contracts attributable to and affecting the Interests, including but not limited to, any and all obligations (i) to pay and deliver royalties, overriding royalties, non-participating royalties, and other burdens on production, (ii) in connection with or arising out of balancing of overproduction or underproduction from the Interests, and (iii) in compliance with all laws and governmental regulations with respect to the Interests including, but not limited to, the lawful plugging and abandonment of oil and gas wells and the restoration of the surface of the land as nearly as possible to its prelease condition, whether or not such liabilities and obligations, or alleged or threatened liabilities and obligations, are caused by Assignor’s negligence and whether or not such liabilities and obligations, or alleged or threatened liabilities and obligations, arise during the period of or from, or in connection with Assignor’s ownership or operation of the Interests. Without limitation of the foregoing, Assignee agrees to assume and perform any and all of the liabilities and obligations, or alleged or threatened liabilities and obligations, of Assignor for claims, losses, damages, costs, expenses, diminutions in value, suits, and causes of action of any kind or character, with respect to the environmental condition of the Interests, regardless of when the events occurred that caused such condition to exist and whether or not caused by or attributable to Assignor’s negligence. Assignee shall, to the fullest extent permitted by law, protect, defend, indemnify and hold Assignor and its directors, officers, employees, agents and representatives of each of them, harmless from and against any and all claims, losses, damages, costs, expenses, diminution’s in value, suits, causes of action or judgments of any kind or character with respect to any and all liabilities and obligations or alleged or threatened liabilities and obligations, including, but not limited to, any interest, penalty and any attorneys’ fees and other costs and expenses incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability, attributable to or arising out of (i) ownership or operation of the Interests subsequent to the Effective Date, and (ii) Assignee’s assumption of any liability or obligation in accordance with this paragraph.

THE INDEMNIFICATION, RELEASE AND ASSUMPTION PROVISIONS PROVIDED FOR IN THIS ASSIGNMENT AND BILL OF SALE SHALL BE APPLICABLE WHETHER OR NOT THE LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, OR OTHER FAULT OF ASSIGNOR.

2. THIS ASSIGNMENT AND BILL OF SALE IS EXECUTED, DELIVERED, AND ACCEPTED WITHOUT ANY REPRESENTATION, WARRANTY OR COVENANT OF TITLE OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR STATUTORY. THE INTERESTS ARE BEING CONVEYED AND ASSIGNED TO AND ACCEPTED BY THE ASSIGNEE IN THEIR “AS IS, WHERE IS” CONDITION AND STATE OF REPAIR, AND WITH ALL FAULTS AND DEFECTS, WITHOUT ANY REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF MARKETABILITY, QUALITY, CONDITION, MERCHANTABILITY, AND/OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED. IT IS UNDERSTOOD AND AGREED THAT ASSIGNEE SHALL ACCEPT ALL OF THE SAME IN THEIR “AS IS, WHERE IS” CONDITION AND STATE OF REPAIR AND WITH ALL FAULTS AND DEFECTS, INCLUDING, BUT NOT LIMITED TO, THE PRESENCE OF NATURALLY OCCURRING RADIOACTIVE MATERIAL (NORM). IN ADDITION, ASSIGNOR MAKES NO REPRESENTATION, COVENANT OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA DELIVERED TO ASSIGNEE WITH RESPECT TO THE INTERESTS, OR CONCERNING THE QUALITY OR QUANTITY OF HYDROCARBON RESERVES, IF ANY, ATTRIBUTABLE TO THE INTERESTS, OR THE ABILITY OF THE INTERESTS TO PRODUCE HYDROCARBONS, OR THE PRICES WHICH ASSIGNEE IS OR WILL BE ENTITLED TO RECEIVE FOR ANY SUCH HYDROCARBONS.

By accepting this Assignment, Grantee agrees to indemnify and hold Grantor harmless from any claim that may be made by any person, firm, or entity, to the equipment, machinery, obligations of plugging, abandoning, restoration of the surface, and fixtures that are the subject of this Deed. Grantee agrees to file the required forms with the Texas Railroad Commission changing operator of record as of November 1, 2004.

Grantor executes this Deed as of the date set out below, but shall be deemed effective for all purposes as of the Effective Date stated above.

IN WITNESS WHEREOF, the Grantor and Grantee have executed this Bill of Sale on this the 1st day of November, 2004.

GRANTOR:
ROBERTSON ENERGY RESOURCES LTD

By: D. L. ROBERTSON, as duly authorized
Agent of ROBERTSON ENERGY RESOURCES
LTD, and, President of ROBERTSON-BRYCE MGMT, LLC

GRANTEE:
ENERGYTEC, INC

By: DON HAMILTON as duly authorized
Agent of ENERGYTEC, INC

STATE OF TEXAS	§
§
COUNTY OF ________________________________	§

This instrument was acknowledged before me on the 1st day of November, 2004, by D. I. ROBERTSON.

Notary Public, State Of TEXAS

Notary’s name (printed):

Notary’s commission expires:

STATE OF TEXAS	§
§
COUNTY OF ________________________________	§

This instrument was acknowledged before me on the 1st day of November, 2004, by DON HAMILTON.

Notary Public, State Of TEXAS

Notary’s name (printed):

Notary’s commission expires:

AFTER RECORDING RETURN TO:

G & H ASSOCIATES, INC.

1800 Shiloh Rd. Suite 101

Tyler, TX 75703